Exhibit 99.1

Loop Media, Inc. Announces the Filing of an Application for a Temporary Restraining Order Against GemCap Solutions, LLC

Burbank, CA – November 13, 2024 – Loop Media, Inc. (“Loop Media” or “Loop” or the “Company”) (OTC: LPTV), a leading multichannel streaming CTV platform that provides curated music videos, sports highlights, news, premium entertainment channels, digital signage and select live sports and other channels for businesses nationwide, reported that today, November 13, 2024, it became aware of the public announcement by its senior lender, GemCap Solutions, LLC (“GemCap”), of a public sale of the Company’s personal property in order to foreclose the security interest it holds in and to the assets of the Company. This action is in relation to ongoing negotiations between Loop and GemCap regarding an alleged default of the Company under its loan agreements and comes despite the Company’s ongoing efforts to resolve the issue amicably and despite the Company continuing to make regularly scheduled payments to GemCap in accordance with the terms of the loan documents.

In response to this action, on November 13, 2024, the Company filed an Application for an Emergency Temporary Restraining Order and Preliminary Injunction against GemCap to prevent GemCap from exercising or continuing to exercise any of its default remedies, to stay the Secured Party Public Sale of collateral set for December 5, 2024, and to order GemCap and all persons or entities acting in concert with it to cease any and all public disclosures, articles, press releases, interviews and announcements related to the Company.

Loop Media will vigorously defend itself and will take all actions necessary to protect its assets, its employees and its partners and to continue its mission to bring value to its shareholders.

About Loop Media, Inc.

Loop Media, Inc. (“Loop®”) (OTC: LPTV) is a leading connected television (CTV) / streaming / digital out-of-home TV and digital signage platform optimized for businesses, providing music videos, news, sports, and entertainment channels through its Loop® TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop® Player.

Loop® TV’s digital video content is streamed to millions of viewers in CTV / streaming / digital out of home locations including bars/restaurants, office buildings, retail businesses, college campuses, airports, among many other venues in the United States, Canada, Australia, and New Zealand.

Loop® TV is fueled by one of the largest and most important premium short-form entertainment libraries that includes music videos, movie trailers, branded content, and live performances. Loop Media’s non-music channels cover a wide variety of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos, and more. Loop Media’s streaming services generate revenue from programmatic and direct advertising, and subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Loop Media Press Contact

Kevin Mwardi

kevin@loop.tv

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop content and acquire future content and partners, the success of strategic actions Loop Media is taking, the impact of any such strategic transactions, its listing of its common stock on any trading platform and its ability to resolve disputes with vendors and lenders. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at www.sec.gov.